Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264653

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 12, 2022)
VECTIVBIO HOLDING AG
5,715,000 Ordinary Shares
This is an offering of 5,715,000 ordinary shares of VectivBio Holding AG with a nominal value of CHF 0.05 each. The purchase price for each ordinary share is $5.25. Our ordinary shares are listed on the Nasdaq Global Market under the symbol “VECT”. On June 14, 2022, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $5.94 per ordinary share.
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

	PER SHARE	TOTAL
Public Offering Price	$5.250	$30,003,750
Underwriting Discounts and Commissions(1)	$0.315	$1,800,225
Proceeds to VectivBio Holding AG (before expenses)(2)	$4.935	$28,203,525
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(1)See “Underwriting” for a description of the compensation payable to the underwriters.
(2)Total gross proceeds from this offering and the concurrent private placement are $50,003,745.
We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 857,250 ordinary shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option in full, the total underwriting discounts and commissions payable by us will be $2,070,259 and the total proceeds to us, before expenses, will be $32,434,054.
We have entered into an agreement to sell directly to Forbion Growth Opportunities Fund II Coöperatief U.A., represented by Forbion Growth II Management B.V., or Forbion, in a concurrent private placement, 3,478,260 ordinary shares at a price of $5.75 per share. We refer to this transaction as the “concurrent private placement.” The closing of the concurrent private placement and the closing of this offering are not contingent upon each other. The underwriters for this offering are serving as financial advisors for the concurrent private placement and will receive a placement fee that is a percentage of the total purchase price of the private placement shares equal to the percentage underwriting discount the underwriters will receive on shares sold in this offering. See “Underwriting” for more information.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the ordinary shares is expected to be made on or about June 17, 2022.
Joint Book-Running Managers

SVB Securities	Piper Sandler
Co-Manager
LifeSci Capital
Prospectus Supplement dated June 14, 2022.

Prospectus Supplement
Base Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which contains specific information about the terms of this offering and the concurrent private placement. The second is the accompanying prospectus, which provides you with general information, some of which may not apply to this offering and the concurrent private placement. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
Unless otherwise noted or the context otherwise requires, references in this prospectus supplement to “VectivBio,” “the Company,” “our company,” “we,” “us” or “our” refer to VectivBio Holding AG and its subsidiaries. All monetary amounts are in U.S. dollars unless otherwise indicated. All references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars, all references to “CHF” mean Swiss francs and all references to “euros” mean European Union euros.
We have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, any document incorporated by reference, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
This prospectus supplement and our financial statements and other documents and information incorporated by reference in this prospectus supplement contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
•the ability of our clinical trials to demonstrate acceptable safety and efficacy of our product candidates;
•the timing, progress and results of clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;
•the timing, scope and likelihood of regulatory filings and approvals;
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•our ability to obtain marketing approvals of our product candidates and to meet existing or future regulatory standards or comply with post-approval requirements;
•our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash and cash equivalents and net proceeds of this offering;
•future milestone or royalty payments to or from our licensing partners or other third-parties, and the expected timing of such payments;
•our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;
•our expectations regarding the potential advantages of apraglutide over existing therapies for short bowel syndrome with intestinal failure, or SBS-IF, and our expectations regarding potential uses of apraglutide to treat other indications;
•developments and projections relating to our competitors and our industry, including competing therapies;
•the impact of COVID-19 on our business, operations and prospects and on our clinical trials;
•our potential to enter into new collaborations;
•our expectations with regard to our ability to develop additional product candidates or leverage our current product candidates for other indications, and our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;
•our ability to develop, acquire and advance additional product candidates into, and successfully complete, clinical trials;
•the commercialization and market acceptance of our product candidates;
•our marketing and manufacturing capabilities or those of third parties with which we contract;
•our ability to operate our businesses without infringing the intellectual property rights and proprietary technology of third parties;
•the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;
•estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;
•regulatory development in the United States, Europe and other jurisdictions;
•our ability to effectively manage our anticipated growth;
•our ability to attract and retain qualified employees and key personnel;
•our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and continue to qualify as a foreign private issuer;
•the execution of this offering and the concurrent private placement; and
•other risk factors disused herein under the heading “Risk Factors” or incorporated herein by reference.
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. Additionally, some of the risks and uncertainties
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identified above may be amplified by the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus supplement, and does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our ordinary shares discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Company Overview
We are a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of life-transforming medicines for patients living with severe rare conditions for which there is a significant unmet medical need. We are led by an experienced management team with a strong track record in the biotechnology and pharmaceutical industry. Our goal is to become a leading, patient-centric, fully integrated global rare disease company. Our current product pipeline is focused on rare gastrointestinal, or GI, metabolic disorders, and we intend to in-license or acquire additional transformational, differentiated rare disease assets. Our lead product candidate, apraglutide, is a next generation, long-acting synthetic peptide analog of glucagon-like peptide-2, or GLP-2, which we are developing as a differentiated therapeutic for a wide range of rare diseases, with an initial focus on short bowel syndrome, or SBS. Based on our preclinical and clinical data to date, we believe that apraglutide has the potential to advance the treatment of SBS intestinal failure, or SBS-IF, through improved clinical outcomes and less frequent dosing than the only currently approved GLP-2 for SBS-IF. Apraglutide is currently being evaluated in a global Phase 3 clinical trial called STARS for the treatment of patients with SBS-IF, and a global Phase 2 clinical trial called STARGAZE for the treatment of patients with gastrointestinal acute graft versus host disease (aGvHD). We also plan to evaluate apraglutide’s therapeutic potential in additional rare GI, liver and other conditions that could benefit from GLP-2 activation. Our pipeline includes a platform of first-in-class preclinical small molecule product candidates known as Comet for the treatment of rare inherited metabolic diseases (IMDs).
Our lead product candidate, apraglutide, is a next generation, long-acting, synthetic GLP-2 analog that is designed to increase nutrient absorption in the intestine and reduce the burden of parenteral support, or PS, thereby improving patient quality of life. Apraglutide has been rationally designed to have unique properties to address the known issues with native GLP-2 and teduglutide. In our preclinical studies and completed clinical trials, apraglutide has shown a significantly longer half-life and more consistent on-target drug exposure, potentially allowing for once-weekly dosing versus once-daily dosing for teduglutide, and enhanced trophic effects on the small intestine, when compared to other GLP-2 analogs. We believe that these properties have the potential to translate into increased pharmacological activity and improved patient adherence to treatment relative to other GLP-2 analogs, thereby allowing a subset of patients who currently receive PS to achieve enteral autonomy. In addition, we have designed a development strategy that will allow us to adapt the use of apraglutide to treat different SBS patient subtypes based on their GI anatomy.

The following table summarizes our clinical plans regarding apraglutide and Comet. We have retained global rights to commercialize our programs except in Japan where we have licensed development and commercialization of apraglutide to a partner.
Concurrent Private Placement
Forbion has agreed to purchase 3,478,260 of our ordinary shares at $5.75 per ordinary share in a concurrent private placement. As part of the agreement, Forbion will have the right to nominate one person to serve as a member of our board of directors, or the Board, to be proposed by our Board for election at a general meeting of shareholders that we have agreed to hold prior to the end of this year. For the interim period between the closing of the concurrent private placement and the potential election of Forbion’s proposed Board designee by our general meeting of shareholders, and in case our general meeting of shareholders does not elect such proposed Board designee, Forbion will have the right to have a designee attend meetings of our Board, subject to certain exceptions and restrictions.
The concurrent private placement is expected to close concurrently with this offering. However, the closing of the concurrent private placement and the closing of this offering are not contingent upon each other. The underwriters for this offering are serving as financial advisors for the concurrent private placement and will receive a placement fee that is a percentage of the total purchase price of the private placement shares equal to the percentage underwriting discount the underwriters will receive on shares sold in this offering. See “Underwriting” for more information.
Risk Factors
An investment in our ordinary shares involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-6, as well as other information included or incorporated by reference in this prospectus supplement which are incorporated by reference herein, and the accompanying prospectus, beginning on page 5, before deciding whether to invest in our securities.
Corporate Information
We are a Swiss stock corporation incorporated on May 22, 2019, in Switzerland. Our registered office in Switzerland is located at Aeschenvorstadt 36, 4051 Basel, Switzerland, and the telephone number of our registered office is +41 61 551 30 30. Our agent for service of process in the United States is VectivBio US, Inc., 60 Broad St. Suite 3502, New York, New York 10004. Our website address is www.vectivbio.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this document solely as an inactive textual reference.

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•a requirement to have only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;
•an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•reduced disclosure obligations regarding executive compensation in our periodic reports and other filings and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.
We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus supplement and in the documents and information incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Ordinary shares offered by us	5,715,000 ordinary shares.
Option to purchase additional ordinary shares	The underwriters have an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 857,250 ordinary shares. The underwriters can exercise this option in whole or in part at any time within 30 days from the date of this prospectus supplement.
Concurrent private placement	We have entered into an agreement to sell directly to Forbion, in a concurrent private placement, 3,478,260 ordinary shares at a price of $5.75 per ordinary share. We refer to this as the “concurrent private placement.” The closing of the concurrent private placement and the closing of this offering are not contingent upon each other. The underwriters for this offering are serving as financial advisors for the concurrent private placement and will receive a placement fee that is a percentage of the total purchase price of the private placement shares equal to the percentage underwriting discount the underwriters will receive on shares sold in this offering. See “Underwriting” for more information.
Ordinary shares to be outstanding following this offering and the concurrent private placement(1)	45,166,599 ordinary shares (or 46,023,849 ordinary shares if the underwriters elect to exercise in full their option to purchase additional ordinary shares from us).
Use of proceeds	We intend to use the net proceeds from this offering and the concurrent private placement to fund clinical development and pre-commercialization activities for our lead product candidate as well as general corporate purposes. See “Use of Proceeds.”
Risk factors	Your investment in our ordinary shares involves substantial risk. You should consider the matters referred to under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the U.S. Securities and Exchange Commission, or the SEC.
The Nasdaq Global Market symbol	“VECT”
__________________
(1)The number of ordinary shares shown above to be outstanding after this offering and the concurrent private placement is based on 35,973,339 shares outstanding as of December 31, 2021 and excludes shares issuable upon exercise of the underwriters’ option to purchase additional shares as well as:
•3,841,800 ordinary shares issuable upon the exercise of options outstanding under our equity incentive plans as of December 31, 2021, with a weighted average exercise price of approximately $3.31 per share;
•580,453 ordinary shares issuable upon vesting of restricted share units, or RSUs, issued under our equity incentive plans as of December 31, 2021, of which 109,319 RSUs have been settled in treasury shares as of the date of this filing;
•1,875,171 ordinary shares issuable upon the exercise of options issued after December 31, 2021 under our 2021 Equity Incentive Plan, with a weighted-average exercise price of approximately $5.60 per share;
•3,606,063 ordinary shares we hold in treasury as of the date of this filing; and
•324,190 ordinary shares issuable upon exercise of outstanding warrants issued to Kreos Capital VI (Expert Fund) LP, or Kreos Expert Fund, after December 31, 2021 at an exercise price of $5.53 (rounded) per ordinary share and 356,961 shares initially issuable upon conversion of the Minimum Convertible Note (as defined below), at a conversion price of $7.00 (rounded) per ordinary share.

As of May 6, 2022, our share capital as registered with the commercial register of the Canton of Basel-Stadt amounted to 39,688,721 ordinary shares.
Unless otherwise indicated, all information contained in this prospectus supplement:
•does not reflect the potential issuance of ordinary shares that remain available for sale as of the date of this prospectus supplement under our “at the market offering” program, pursuant to which we may sell ordinary shares for aggregate gross proceeds of up to $75.0 million from time to time under our sales agreement with SVB Securities LLC, dated as of May 4, 2022, or the Sales Agreement;
•assumes no exercise or conversion of the options, RSUs, warrants or convertible loans described above; and
•assumes no exercise of the option granted to the underwriters to purchase up to 857,250 additional ordinary shares from us.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. You should carefully consider and evaluate the risks and uncertainties described in Item 3D of our Annual Report on Form 20-F for the year ended December 31, 2021, which are incorporated by reference herein, together with the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase our ordinary shares. Any of the risks we set forth herein or therein could cause our business, financial condition and/or operating results to suffer. The market price of our ordinary shares could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.
Risks Related to this Offering, the Concurrent Private Placement and Our Ordinary Shares
We may allocate the net proceeds from this offering and the concurrent private placement in ways that you and other shareholders may not approve.
While the concurrent private placement is not contingent upon this offering, we currently intend to use the net proceeds of this offering and the concurrent private placement to fund clinical development and pre-commercialization activities for our lead product candidate as well as general corporate purposes. This expected use of the net proceeds from this offering and the concurrent private placement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we have entered or may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering and the concurrent private placement, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and the concurrent private placement and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our ordinary shares. See “Use of Proceeds.”
If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.
The public offering price of our ordinary shares is substantially higher than the net tangible book value per ordinary share. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering and the concurrent private placement.
Based on the public offering price of $5.25 per ordinary share and assuming the sale of 3,478,260 ordinary shares at a price of $5.75 per ordinary share in the concurrent private placement, you will experience immediate dilution of $2.25 per ordinary share, representing the difference between our as adjusted net tangible book value per ordinary share as of December 31, 2021 after giving effect to this offering at the assumed offering price and the concurrent private placement. The exercise of outstanding options and warrants, the vesting of RSUs, as well as the conversion of existing convertible loans, would result in further dilution of your investment. To the extent that outstanding options and warrants are exercised, RSUs vest, convertible loans convert, new options or restricted share units are issued under our share-based compensation plans, or we utilize our Sales Agreement with SVB Securities LLC to issue and sell additional ordinary shares, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

USE OF PROCEEDS
We estimate that the net proceeds from this offering of our ordinary shares will be approximately $27.3 million (or $31.5 million if the underwriters exercise their option to purchase additional ordinary shares in full), after deducting the underwriters’ discount and estimated fees and expenses payable by us. We estimate that the net proceeds from the concurrent private placement will be approximately $18.4 million, after deducting advisor fees and other estimated fees and expenses payable by us.
We currently estimate that we will use the net proceeds from this offering and the concurrent private placement to fund clinical development and pre-commercialization activities for our lead product candidate as well as general corporate purposes.
As of March 31, 2022, we had cash and cash equivalents of approximately $82.6 million.
Based upon our current operating plan, we estimate that the net proceeds from this offering and the concurrent private placement, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements into the third quarter of 2024 or, assuming we draw down the first portion of the Loan (as defined below) in the amount of $10.0 million in accordance with the terms of the Loan, into the fourth quarter of 2024.
We have based these estimates on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. This expected use of the net proceeds from this offering and the concurrent private placement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and the concurrent private placement. See “Risk Factors – We may allocate the net proceeds from this offering and the concurrent private placement in ways that you and other shareholders may not approve.”
Pending our use of the net proceeds from this offering and the concurrent private placement described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

CAPITALIZATION
The table below sets forth our cash and cash equivalents and capitalization as of December 31, 2021, the latest date for which we have audited financial statements and the information below available to us:
•on an actual basis; and
•on an as adjusted basis to give effect to this offering, the concurrent private placement and the receipt of the net proceeds by us from such offerings as described under “Use of Proceeds,” after deducting underwriters’ discounts and estimated offering fees and expenses payable by us.
The following information should be read in conjunction with the consolidated and carve-out financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

	As of December 31, 2021
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents(1)	$102,707	$148,402
Convertible loans, short- and long-term(2)	$—	$—
Shareholders’ equity:
Ordinary share capital, CHF 0.05 nominal value per share; 35,973,339 ordinary shares issued and outstanding	$1,900	$2,360
Warrants(3)	—	—
Reserves	246,815	292,051
Accumulated Losses	(132,716)	(132,716)
Total equity	$115,999	$161,695
Total capitalization	$115,999	$161,695
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(1)As of March 31, 2022, cash and cash equivalents were $82,588,869.
(2)On March 26, 2022, we entered into a debt facility, or the Loan, with Kreos Capital VI (UK) Limited, a wholly owned subsidiary of Kreos Expert Fund. The Loan is structured to provide the euro equivalent of up to $75.0 million in borrowing capacity under a master loan line. The master loan line is comprised of two loan facilities, of which the euro equivalent of $18.75 million is a convertible loan line, or the Convertible Loan, and the euro equivalent of $56.25 million is a term loan line, or the Term Loan, each of which may be drawn down in three tranches as follows: Loan A1 – Convertible Loan of euro equivalent of $7.5 million and Term Loan of euro equivalent of $22.5 million; Loan A2 – Convertible Loan of euro equivalent of $5.0 million and Term Loan of euro equivalent of $15.0 million; and Loan B – Convertible Loan of euro equivalent of $6.25 million and Term Loan of euro equivalent of $18.75 million. We are obligated to draw down the first portion of Loan A1 and Loan A2 in an amount of at least the euro equivalent of $10.0 million by September 30, 2022, with the euro equivalent of $2.5 million comprising the Convertible Loan portion, or the Minimum Convertible Note. For more details on the Loan, see “Where You Can Find More Information” and “Information Incorporated by Reference.”
(3)On March 26, 2022, Kreos Expert Fund received a warrant to purchase 324,190 of our ordinary shares at a price per ordinary share of $5.53 (rounded) as additional consideration for the Loan. We will grant to Kreos Expert Fund one or more additional warrants to purchase ordinary shares with an aggregate value of up to a maximum of $1.0 million, with an exercise price per share equal to the volume weighted average price per share for the 30-day period ending three days prior to the date of the first drawdown of Loan B. The said warrant and any other warrants we may issue are exercisable for a period of seven years from March 26, 2022 or until completion of a takeover offer, whichever occurs first. For more details, see “Where You Can Find More Information” and “Information Incorporated by Reference.”
The number of ordinary shares outstanding as of December 31, 2021 was 35,973,339, which excludes:
•3,841,800 ordinary shares issuable upon the exercise of options outstanding under our equity incentive plans as of December 31, 2021, with a weighted average exercise price of approximately $3.31 per share;
•580,453 ordinary shares issuable upon vesting of RSUs issued under our equity incentive plans as of December 31, 2021, of which 109,319 RSUs have been settled in treasury shares as of the date of this filing;

•1,875,171 ordinary shares issuable upon the exercise of options issued after December 31, 2021 under our 2021 Equity Incentive Plan, with a weighted-average exercise price of approximately $5.60 per share;
•3,606,063 ordinary shares we hold in treasury as of the date of this filing; and
•324,190 ordinary shares issuable upon exercise of outstanding warrants issued to Kreos Expert Fund after December 31, 2021 at an exercise price of $5.53 (rounded) per ordinary share and 356,961 shares initially issuable upon conversion of the Minimum Convertible Note at a conversion price of $7.00 (rounded) per ordinary share.
As of May 6, 2022, our share capital as registered with the commercial register of the Canton of Basel-Stadt amounted to 39,688,721 ordinary shares.
Unless otherwise indicated, all information contained in this prospectus supplement:
•does not reflect the potential issuance of ordinary shares that remain available for sale as of the date of this prospectus supplement under our “at the market offering” program, pursuant to which we may sell ordinary shares for aggregate gross proceeds of up to $75.0 million from time to time under our Sales Agreement with SVB Securities LLC;
•assumes no exercise or conversion of the options, RSUs, warrants or convertible loans described above; and
•assumes no exercise of the option granted to the underwriters to purchase up to 857,250 additional ordinary shares from us.

DILUTION
If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per ordinary share you pay in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering.
Our net tangible book value as of December 31, 2021 was approximately $90.0 million, or $2.50 per ordinary share. Net tangible book value per ordinary share represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities, divided by the number of ordinary shares outstanding as of December 31, 2021. Dilution in net tangible book value per ordinary share represents the difference between the amount per ordinary share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per ordinary share immediately after giving effect to this offering.
After giving effect to the sale of our 5,715,000 ordinary shares in this offering at a public offering price of $5.25 per ordinary share, and after deducting the underwriters’ discounts and estimated offering fees and expenses payable by us and after giving effect to the sale of 3,478,260 ordinary shares at a price per ordinary share of $5.75 in the concurrent private placement, and after deducting advisor fees and other estimated offering fees and expenses, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $135.6 million, or $3.00 per ordinary share. This represents an immediate increase in net tangible book value of $0.50 per ordinary share to existing shareholders and immediate dilution in net tangible book value of $2.25 per ordinary share to new investors purchasing our ordinary shares in this offering.
The following table illustrates this dilution on a per ordinary share basis.

Public offering price per ordinary share		$5.25
Historical net tangible book value per ordinary share as of December 31, 2021	$2.50
Increase in net tangible book value per ordinary share attributable to this offering and the concurrent private placement	0.50
As adjusted net tangible book value per ordinary share after this offering and the concurrent private placement		3.00
Dilution in as adjusted net tangible book value per ordinary share to investors participating in the offering		$2.25
If the underwriters were to fully exercise their option to purchase from us up to 857,250 additional ordinary shares at the public offering price of $5.25 per ordinary share, less the underwriting discounts and commissions, the estimated offering fees and estimated offering expenses payable by us, the as adjusted net tangible book value per share after the offering and the concurrent private placement would be $3.04 per share, and the dilution per share to new investors would be $2.21 per share. Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options, warrants or the conversion of convertible loans and no vesting of RSUs after December 31, 2021 and no exercise of the option granted to the underwriters to purchase up to 857,250 additional ordinary shares from us.
The foregoing table and calculations are based on 35,973,339 ordinary shares outstanding as of December 31, 2021, and excludes:
•3,841,800 ordinary shares issuable upon the exercise of options outstanding under our equity incentive plans as of December 31, 2021, with a weighted average exercise price of approximately $3.31 per share;
•580,453 ordinary shares issuable upon vesting of RSUs issued under our equity incentive plans as of December 31, 2021, of which 109,319 RSUs have been settled in treasury shares as of the date of this filing;
•1,875,171 ordinary shares issuable upon the exercise of options issued after December 31, 2021 under our 2021 Equity Incentive Plan, with a weighted-average exercise price of approximately $5.60 per share;
•3,606,063 ordinary shares we hold in treasury as of the date of this filing; and

•324,190 ordinary shares issuable upon exercise of outstanding warrants issued to Kreos Expert Fund after December 31, 2021 at an exercise price of $5.53 (rounded) per ordinary share and 356,961 shares initially issuable upon conversion of the Minimum Convertible Note at a conversion price of $7.00 (rounded) per ordinary share.
As of May 6, 2022, our share capital as registered with the commercial register of the Canton of Basel-Stadt amounted to 39,688,721 ordinary shares.
Unless otherwise indicated, all information contained in this prospectus supplement:
•does not reflect the potential issuance of ordinary shares that remain available for sale as of the date of this prospectus supplement under our “at the market offering” program, pursuant to which we may sell ordinary shares for aggregate gross proceeds of up to $75.0 million from time to time under our Sales Agreement with SVB Securities LLC;
•assumes no exercise or conversion of the options, RSUs, warrants or convertible loans described above; and
•assumes no exercise of the option granted to the underwriters to purchase up to 857,250 additional ordinary shares from us.
To the extent that outstanding options and warrants are exercised, restricted share units vest, convertible loans convert, new options or restricted share units are issued under our share-based compensation plans, or we utilize our Sales Agreement with SVB Securities LLC to issue and sell additional ordinary shares, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following discussion describes certain material U.S. federal income tax considerations relating to the ownership and disposition of ordinary shares by U.S. holders (as defined below). This summary applies to U.S. holders that hold our ordinary shares as capital assets. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. holders in light of their particular circumstances, or to U.S. holders subject to special treatment under U.S. federal income tax laws (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens, expatriates or long-term residents of the United States, persons that hold ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons deemed to sell our shares under the constructive sale provisions of the Code, persons who hold or receive our shares pursuant to the exercise of any employee option or otherwise as compensation, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This summary does not address any U.S. state or local tax consequences, non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences, the application of special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income.
As used in this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes, or is treated as: (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax consequences relating to an investment in the ordinary shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement and a partner of any such entity should consult its tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of ordinary shares.
Persons considering an investment in ordinary shares should consult their tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
Passive foreign investment company consequences
In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or a PFIC, for any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of the value of its assets, determined on the basis of a quarterly average, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, certain royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Our status as a PFIC will depend on the nature and composition of our income, and the nature, composition and value of our assets from time to time. We have not yet determined whether we expect to be a PFIC for the current taxable year, but based on the nature of our income and the estimated value and composition of our assets, we do not believe we were a PFIC during the taxable year ended December 31, 2021. Because we may hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our ordinary shares, which may fluctuate considerably, we may be a PFIC in the current taxable year or future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion or would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that are unclear in some respects and subject to varying interpretations. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. The composition of our income and assets also is affected by how, and how quickly, we spend the cash we raise in any offering.
If we are a PFIC in any taxable year during which a U.S. holder owns ordinary shares, the U.S. holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. holder’s holding period for the ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.
If we are a PFIC for any year during which a U.S. holder holds ordinary shares, we generally must continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ordinary shares. If the election is made, the U.S. holder will be deemed to sell the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC which may result in recognition of gain (but not loss) taxable under the PFIC excess distribution regime without the receipt of any corresponding cash. After the deemed sale election, the U.S. holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently again become a PFIC.
If we are a PFIC for any taxable year during which a U.S. holder holds ordinary shares and one of our subsidiaries or other entity in which we held a direct or indirect equity interest is also a PFIC (i.e., a lower-tier PFIC), such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to U.S. federal income tax under the PFIC excess distribution regime on certain distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. Each U.S. holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.
If we are a PFIC, a U.S. holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on ordinary shares if such U.S. holder makes a valid “mark-to-market” election for our ordinary shares. A mark-to-market election is available to a U.S. holder only for “marketable stock.” Our ordinary shares will be marketable stock as long as they remain listed on The Nasdaq Global Market or other “qualified exchange” and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. holder generally would take into account, as ordinary income each year, the excess of the fair market value of ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. holder also would take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. holder’s tax basis in ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for one or more taxable years, we cease to be classified as a PFIC for the remainder of a U.S. holder’s holding period in ordinary shares, the U.S. holder would not be required to take into account any unrecognized gain or loss in the manner described above and any subsequently recognized gain or loss would be subject to tax as described below “—Sale, Exchange or Other Disposition of Ordinary Shares.”
A mark-to-market election will not apply to ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to our subsidiaries. Accordingly, a U.S. holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. holder’s mark-to-market election for the ordinary shares.
The tax consequences that would apply if we are a PFIC also would be different from those described above if a U.S. holder were able to make a valid qualified electing fund, or a QEF, election. At this time, we do not expect to provide U.S. holders with the information necessary for a U.S. holder to make a QEF election, and prospective investors should assume that a QEF election will not be available.
Each U.S. person that is a shareholder of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares.
Distributions
We currently do not expect to make distributions on our ordinary shares. Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. holder that receives a distribution with respect to ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. holder is not a dividend because it exceeds the U.S. holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. holder’s ordinary shares, the remainder will be taxed as capital gain. Because we do not expect to account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should expect all distributions to be reported to them as dividends. Distributions on ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. If any foreign withholding tax is imposed on dividends paid on ordinary shares, U.S. holders may be eligible for a foreign tax credit against such U.S. holder’s federal income tax liability, or an itemized deduction in lieu of a foreign tax credit. Recently issued U.S. Treasury regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit. U.S. holders are urged to consult their tax advisors regarding the creditability of any such tax. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.
Dividends paid by a “qualified foreign corporation” are eligible under current law for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC with respect to the U.S. holder for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and that includes an exchange of information provision, or (b) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. We believe that the Company qualifies as a resident of Switzerland for purposes of, and are eligible for the benefits of, the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, signed October 2, 1996, as amended and currently in force, or the Treaty. We also believe that the Treaty should be treated as satisfying conditions described in clause (a) above, although there can be no assurance in this regard. Further, our ordinary shares will be listed on the Nasdaq Global Market, which is an established securities market in the United States, and we expect the ordinary shares to be readily tradable on the Nasdaq Global Market, although there can be no assurance in this regard. Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” if the Treaty is applicable, or if the ordinary shares are readily tradable on an established securities market in the United States, dividends paid on ordinary shares generally will be “qualified dividend income” in the hands of individual U.S. holders, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Each U.S. holder is urged to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.
Sale or other taxable disposition of ordinary shares
Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale or other taxable disposition of ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. holders, or long-term capital loss if, on the date of sale or other taxable disposition, the ordinary shares were held by the U.S. holder for more than one year. Any capital gain of a non-corporate U.S. holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.
Information reporting and backup withholding
U.S. holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “—Passive Foreign Investment Company Consequences”, each U.S. holder who is a shareholder of a PFIC must file an annual report containing certain information.
Dividends on and proceeds from the sale or other disposition of ordinary shares may be reported to the IRS unless the U.S. holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. holder fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or described in certain other categories of persons.
However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by the U.S. holder on a timely basis to the IRS.
U.S. holders should consult their tax advisors regarding the backup withholding tax and information reporting rules.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX

ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION.

MATERIAL SWISS TAX CONSIDERATIONS
The following summary contains a description of the principal Swiss income tax consequences of the acquisition, ownership and disposition of our ordinary shares, or Shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to own or dispose of Shares. In particular, the summary is directed only to holders that hold ordinary shares as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, persons that actually or constructively own a participation in our share capital that qualifies for reduced taxation, persons that hold ordinary shares as a position in a “straddle” or “conversion” transaction, or as part of a “synthetic security” or other integrated financial transaction, persons that own or are treated as owning 10% or more of our share capital by vote or value, or persons that have a “functional currency” other than Swiss franc.
This summary is based on the current tax laws of Switzerland, including the Treaty, the “Agreement on the Automatic Exchange of Information in Tax Matters with the European Union” and similar bilateral treaties with partner states, all of which are subject to change, possibly with retroactive effect.
Swiss federal withholding tax on dividends and similar distributions
Dividends on ordinary shares made or paid by us out of capital contribution reserves (Reserven aus Kapitaleinlagen), distributions on ordinary shares made or paid by us based upon a reduction of nominal value of ordinary shares (Nennwertherabsetzung) and purchase price for ordinary shares bought back by us for a capital reduction booked against capital contribution reserves and nominal value of ordinary shares are exempt from Swiss federal withholding tax. Dividends and other cash or in-kind distributions (including scrip or share dividends) on ordinary shares made or paid by us out of profit or reserves other than capital contribution reserves and a purchase price for ordinary shares bought back by us for a capital reduction booked against reserves other than capital contribution reserves are subject to Swiss federal withholding tax at a rate of 35%. The Swiss federal withholding tax must be withheld by us on the gross taxable amount of the dividend or distribution or the purchase price and be remitted by us to the Swiss Federal Tax Administration. Capital gains realized on the sale of ordinary shares in the secondary market are not subject to Swiss federal withholding tax. Any Swiss federal withholding tax must be withheld by us on the gross amount of the dividend or distribution and be remitted to the Swiss Federal Tax Administration.
Swiss-resident recipients
The relevant Swiss tax authority will refund or credit the Swiss federal withholding tax deducted by us on the taxable amounts of dividends or distributions on ordinary shares or taxable amount of purchase price for ordinary shares bought back by us for a capital reduction in full to holders of ordinary shares who are individuals resident in Switzerland and to holders who hold the ordinary shares as part of a trade or business in Switzerland, and who, in each case, among other things, are the beneficial owners of the ordinary shares and the dividends or the distributions made or paid on the ordinary shares or the beneficial owners of the ordinary shares sold to us for a capital reduction and who duly report the dividend or distribution in their income tax return or their statutory financial statements, as applicable, for the relevant tax period.
Non-resident recipients
A holder who is not resident in Switzerland and who does not hold the ordinary shares as part of a trade or business in Switzerland may be entitled to a full or partial refund of the Swiss federal withholding tax deducted if the country in which the recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland, the recipient is the beneficial owner of the ordinary shares and the dividend or distribution and the conditions of such treaty are met. A reduction of the withholding tax at source is not provided for by Switzerland for portfolio holdings and, therefore, is not permissible. Holders of ordinary shares should be aware that the procedures for claiming treaty benefits (and the time frame required for obtaining a tax refund) may differ from country to country and should consult their own legal, financial or tax advisors regarding the procedures for claiming a refund of the withholding tax.

Residents of the United States
A holder of ordinary shares who is a resident of the United States for purposes of the Treaty without taxable presence in Switzerland to which the ordinary shares are attributable or who is a qualified U.S. pension fund and who, in each case, is the beneficial owner of the ordinary shares and the dividend or distribution and who meets the conditions of the Treaty may apply for a full refund of the Swiss federal withholding tax in the case of qualified U.S. pension funds or in excess of the amount of the 15% treaty rate in all other cases. The claim for refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms together with an instruction form may be obtained from any Swiss consulate general in the US, the Swiss Federal Tax Administration at the address below or be downloaded from the Swiss Federal Tax Administration's website. Four copies of the form must be duly completed, signed before a notary public of the United States, and three of them must be sent to the Swiss Federal Tax Administration, Eigerstrasse 65, CH-3003, Bern, Switzerland. The form must be accompanied by suitable evidence of deduction of the Swiss federal withholding tax, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the dividend subject to the tax became payable.
Income and profit tax on dividends and similar distributions
Ordinary shares held by Swiss resident individuals as private investments
For holders of ordinary shares who are individuals resident in Switzerland for tax purposes and who hold the ordinary shares as private investments, dividends or distributions on ordinary shares made or paid by us out of capital contributions reserves (Reserven aus Kapitaleinlagen) and distributions on ordinary shares made or paid by us based upon a reduction of nominal value of ordinary shares (Nennwertrückzahlungen) and purchase price for ordinary shares bought back by us for a capital reduction charged to capital contribution reserves and nominal value are exempt from Swiss federal, cantonal and communal income taxes. For such holders, all other amounts of dividends or distributions or purchase price for ordinary shares bought back by us for a capital reduction are subject to Swiss federal, cantonal and communal income taxes.
Ordinary shares held as assets of a Swiss business
For a holder who holds the ordinary shares as part of a trade or business carried on in Switzerland, all dividends and distributions, including repayment of nominal value of ordinary shares or distributions out of capital contribution reserves, made or paid by us on ordinary shares and purchase price for ordinary shares bought back by us for a capital reduction must be properly reported in the relevant taxation period for purposes of Swiss federal, cantonal and communal individual or corporate income tax. A Swiss corporation or co-operative or a non-Swiss corporation or co-operative holding ordinary shares as part of a Swiss permanent establishment may benefit from relief from taxation of the dividends or other distributions, including capital repayments or distributions out of capital contribution reserves, by way of a participation exemption if the ordinary shares held at the time of the dividend or other distribution have a market value of at least CHF 1 million.
Non-resident recipients
A holder of ordinary shares who is not a resident of Switzerland for tax purposes, and who, during the respective tax year, has not engaged in a trade or business carried on through a permanent establishment situated in Switzerland for tax purposes, is not subject to any Swiss federal, cantonal or communal income tax as a result of the receipt of dividends or other distributions on ordinary shares or payments for ordinary shares bought back by us for a capital reduction.
→ Refer to “Swiss federal withholding tax on dividends and similar distributions” for further information.
Capital gains tax realized on ordinary shares
Ordinary shares held by Swiss resident individuals as private investments
A capital gain realized by a holder of ordinary shares (other than a capital gain on the sale of ordinary shares to us for a capital reduction) who is an individual resident in Switzerland for tax purposes and who holds the ordinary shares as private investments classifies as a tax-exempt private capital gain and a capital loss as a non-tax deductible private capital loss for purposes of Swiss federal, cantonal and communal income tax.
→ Refer to “Ordinary shares held as assets of a Swiss business” for information on the taxation of individuals classified as “professional securities dealers.”
→ Refer to “Income and profit tax on dividends and similar distributions – ordinary shares held by Swiss resident individuals as private investments” for information on the taxation of purchase price received for ordinary shares bought back by us for capital reduction.
Ordinary shares held as assets of a Swiss business
For a holder who holds the ordinary shares as part of a trade or business carried on in Switzerland, capital gain or loss realized on the sale of ordinary shares must be included in, or may be deducted from, taxable income in the relevant tax period for purposes of Swiss federal, cantonal and communal individual or corporate income tax. This tax treatment also applies to Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reason of, among other things, frequent dealings and leveraged investments in securities.
Non-resident individuals and legal entities
Holders of ordinary shares who are not resident in Switzerland for tax purposes, and who, during the respective tax year, have not engaged in a trade or business carried on through a permanent establishment in Switzerland for tax purposes, will not be subject to any Swiss federal, cantonal or communal income tax as a result of gain realized on the sale or other disposition of ordinary shares.
Net wealth and capital taxes
Ordinary shares held by Swiss resident individuals as private investments
A holder of ordinary shares who is an individual resident in Switzerland for tax purposes and who holds the ordinary shares as private investments is required to include the ordinary shares in taxable assets for purposes of Swiss cantonal and communal taxable wealth taxes.
Ordinary shares held as assets of a Swiss business
A holder who holds the ordinary shares as part of a trade or business conducted in Switzerland is required to include the ordinary shares in taxable wealth or taxable assets, as applicable, in the relevant tax period for purposes of Swiss cantonal and communal individual wealth tax or corporate capital tax, as applicable.
Non-resident individuals and legal entities
Holders of ordinary shares who are not resident in Switzerland for tax purposes, and who, during the respective tax year, have not engaged in a trade or business carried on through a permanent establishment situated in Switzerland for tax purposes, will not be subject to any Swiss cantonal or communal wealth tax or capital tax as a result of the holding of Shares.
Swiss Federal Stamp Taxes
We will be subject to Swiss issuance stamp duty on the issuance of the ordinary shares, including the ordinary shares issuable upon exercise by the underwriters of their option to purchase additional ordinary shares, of 1% of the public offering price net of certain deductions.
Secondary market dealings in ordinary shares where no domestic (i.e., Swiss or Liechtenstein) bank or no domestic securities dealer (as defined in the Swiss Federal Stamp Duty Act) is a party or an intermediary to the transaction are not subject to Swiss federal stamp duty on dealings in securities. Where a domestic bank or a domestic securities dealer is a party or an intermediary to such a transaction, Swiss federal stamp duty on dealings in securities at a rate of 0.15% of the purchase price of the ordinary shares is payable if none of the exemptions provided for in the Swiss Federal Stamp Duty Act applies. Subject to applicable statutory exemptions in respect of the one or the other party to a transaction, generally half of the tax is charged to the one party to the transaction and the other half to the other party.
International Automatic Exchange of Information in Tax Matters
On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement, which is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of automatic exchange of information, or the AEOI. The Federal Act on the International Automatic Exchange of Information in Tax Matters, or the AEOI Act, entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.
The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes and for criminal tax proceedings) and adequate data protection.
Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland collects and exchanges information with more than 100 jurisdictions in respect of financial assets, including Shares, as the case may be, held in, and income derived thereon and credited to, accounts or deposits maintained in Switzerland.
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act
Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the Double Taxation Treaty between the U.S. and Switzerland. In this regard, on July 17, 2019, the U.S. Senate approved the 2009 protocol, or the Protocol, amending the Double Taxation Treaty regarding income tax between Switzerland and the U.S., or the amended DTT. The Protocol had been approved by the Swiss Federal Assembly on June 18, 2010. On September 20, 2019, Switzerland and the U.S. exchanged the instruments of ratification of the Protocol. With the exchange of the ratification instruments, the amended DTT formally entered into force. The Protocol introduces a mechanism for the exchange of information upon request in tax matters between Switzerland and the United States, which is in line with international standards, and allows the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-participating foreign financial institutions. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct-notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

UNDERWRITING
SVB Securities LLC and Piper Sandler & Co. are acting as representatives of each of the underwriters named below and as joint book-running managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.

Number of Shares
SVB Securities LLC	2,457,450
Piper Sandler & Co.	2,171,700
LifeSci Capital LLC.	1,085,850
Total	5,715,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.189 per ordinary share. After the offering of the ordinary shares, the public offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

		Total
	Per Share	Without Option	With Option
Public offering price	$5.25	$30,003,750	$34,504,313
Underwriting discounts and commissions	$0.315	$1,800,225	$2,070,259
Proceeds, before expenses, to us	$4.935	$28,203,525	$32,434,054
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $950,000. We also have agreed to reimburse the underwriters for certain of their expenses in an amount of up to $40,000.
Option to Purchase Additional Ordinary Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 857,250 additional ordinary shares at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors and our existing 10% security holders have agreed not to sell or transfer any ordinary shares or securities convertible into or exchangeable or exercisable for ordinary shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Securities LLC and Piper Sandler & Co. on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•offer, pledge, sell or contract to sell any ordinary shares;
•sell any option or contract to purchase any ordinary shares;
•purchase any option or contract to sell any ordinary shares;
•grant any option, right or warrant for the sale of any ordinary shares;
•otherwise dispose of or transfer any ordinary shares;
•request or demand that we file a registration statement related to the ordinary shares; or
•enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares, whether any such swap, agreement or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.
The lock-up provisions apply to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. They also apply to ordinary shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Global Market Listing
Our ordinary shares are listed on the Nasdaq Global Market under the symbol “VECT.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the ordinary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option to purchase additional ordinary shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The underwriters may also engage in passive market making transactions in our ordinary shares on the Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. We have engaged each of the underwriters as our financial advisor on the concurrent private placement described elsewhere in this prospectus supplement, and the underwriters will receive customary advisory fees in connection with such roles on the concurrent private placement. In addition, SVB Securities LLC is the sales agent under the Sales Agreement. Under the Sales Agreement, we may offer and sell, from time to time, our ordinary shares through SVB Securities LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that ordinary shares may be offered to the public in that Relevant State at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority, except that the ordinary shares may be offered to the public in the United Kingdom at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),
provided that no such offer of the ordinary shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the ordinary shares described herein. The ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or FinSA, and will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act. The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian onsale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan
The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ordinary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law; or
(d)as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

LEGAL MATTERS
The validity of the ordinary shares offered hereby on behalf of VectivBio Holding AG and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. The underwriters are being represented by Niederer Kraft Frey AG, Zurich, Switzerland, with respect to Swiss law and Latham & Watkins LLP, New York, New York, with respect to U.S. federal law.
EXPERTS
Ernst & Young AG, independent registered public accounting firm, has audited our consolidated and carve-out financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young AG's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.vectivbio.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and this prospectus supplement does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the ordinary shares that we are offering. Any statement made or incorporated by reference in this prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:
•our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 7, 2022;
•our Report on Form 6-K filed with the SEC on March 30, 2022; and

•the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on April 6, 2021, including any amendments or reports filed for the purpose of updating the description.
You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.vectivbio.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address and telephone number: VectivBio Holding AG, Aeschenvorstadt 36, 4051 Basel, Switzerland, Attn: Investor Relations, telephone +41 61 551 30 30.

PROSPECTUS
VectivBio Holding AG
$200,000,000
Ordinary Shares
Debt Securities
Warrants
Units
VectivBio Holding AG, a Swiss stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants and units, which we collectively refer to as the securities. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 30 of this prospectus.
YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.
Our ordinary shares are listed on the Nasdaq Global Market under the symbol “VECT.” On May 2, 2022, the last sale price of our ordinary shares as reported by the Nasdaq Global Market was $5.00 per ordinary share.
We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an “Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus. In addition, please review any additional risk factors in any accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.
The date of this prospectus is May 12, 2022.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
Unless otherwise noted or the context otherwise requires, references in this prospectus to “VectivBio,” “the Company,” “our company,” “we,” “us” or “our” refer to VectivBio Holding AG and its subsidiaries.
TRADEMARKS AND TRADENAMES
We have filed trademark registrations for “VectivBio” and “Vectiv” in Switzerland, the European Union, Canada, the United States and the United Kingdom. This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
PRESENTATION OF FINANCIAL INFORMATION
In this Registration Statement on Form F-3, or Registration Statement, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.
Our consolidated and carve-out financial statements are presented in U.S. dollars and in accordance with IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.
We historically did not operate as an independent, standalone company, but rather as a part of a larger group of companies controlled by Therachon Holding AG, or THAG, and reported our results as part of THAG prior to July 1, 2019, when THAG distributed the shares of VectivBio Holding AG to the existing THAG shareholders, referred to as the Spin-off. The financial information for the period prior to July 1, 2019 has been derived from THAG’s historical financial records as if the Apraglutide Business (as defined in the section of this prospectus titled “Prospectus Summary–Company Overview”) had been a standalone business. Accordingly, the financial information for the periods prior to the Spin-off has been prepared on a “carve-out” basis to present the results of operations and the costs of doing business. There are limitations inherent in the preparation of the carve-out financial statements since our business was previously part of a larger organization. The basis of preparation included in our consolidated and carve-out financial statements provides a detailed description of the treatment of historical transactions in the period prior to the Spin-off.
During this period, our net loss was impacted by the following consequences of carve-out accounting and the Spin-off: an allocation of expenses for the services provided by THAG and its subsidiaries for research and development costs, shared corporate costs for professional services, legal services, other administrative support, and employee-related costs for senior management and other shared employees. The amounts of these allocations may not necessarily be indicative of the similar costs we would incur as an independent, standalone company. The total amount allocated to us from THAG related to the expenses described above was $4.8 million during the six months ended June 30, 2019. Subsequent to the Spin-off on July 1, 2019, the financial information for the Apraglutide Business was prepared on a consolidated basis. For further information on the basis of presentation refer to Note 2 to our consolidated and carve-out financial statements beginning on page F-1 of our Annual Report on Form 20-F for the year ended December 31, 2021, or Annual Report, incorporated by reference herein.
MARKET AND INDUSTRY DATA
This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
•the ability of our clinical trials to demonstrate acceptable safety and efficacy of our product candidates;
•the timing, progress and results of clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;
•the timing, scope and likelihood of regulatory filings and approvals;
•our ability to obtain marketing approvals of our product candidates and to meet existing or future regulatory standards or comply with post-approval requirements;
•our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash and cash equivalents and net proceeds of this offering;
•future milestone or royalty payments to or from our licensing partners or other third-parties, and the expected timing of such payments;
•our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;
•our expectations regarding the potential advantages of apraglutide over existing therapies for short bowel syndrome with intestinal failure, or SBS-IF, and our expectations regarding potential uses of apraglutide to treat other indications;
•developments and projections relating to our competitors and our industry, including competing therapies;
•the impact of COVID-19 on our business, operations and prospects and on our clinical trials;
•our potential to enter into new collaborations;
•our expectations with regard to our ability to develop additional product candidates or leverage our current product candidates for other indications, and our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;
•our ability to develop, acquire and advance additional product candidates into, and successfully complete, clinical trials;
•the commercialization and market acceptance of our product candidates;
•our marketing and manufacturing capabilities or those of third parties with which we contract;

•our ability to operate our businesses without infringing the intellectual property rights and proprietary technology of third parties;
•the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;
•estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;
•regulatory development in the United States, Europe and other jurisdictions;
•our ability to effectively manage our anticipated growth;
•our ability to attract and retain qualified employees and key personnel;
•our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and continue to qualify as a foreign private issuer; and
•other risk factors disused herein under “Risk Factors” or incorporated herein by reference.
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. Additionally, some of the risks and uncertainties identified above may be amplified by the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
v

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.
Company Overview
We are a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of life-transforming medicines for patients living with severe rare conditions for which there is a significant unmet medical need. We are led by an experienced management team with a strong track record in the biotechnology and pharmaceutical industry. Our goal is to become a leading, patient-centric, fully integrated global rare disease company. Our current product pipeline is focused on rare gastrointestinal, or GI, metabolic disorders, and we intend to in-license or acquire additional transformational, differentiated rare disease assets. Our lead product candidate, apraglutide, is a next generation, long-acting synthetic peptide analog of glucagon-like peptide-2, or GLP-2, which we are developing as a differentiated therapeutic for a wide range of rare diseases, with an initial focus on short bowel syndrome, or SBS. Based on our preclinical and clinical data to date, we believe that apraglutide has the potential to advance the treatment of SBS intestinal failure, or SBS-IF, through improved clinical outcomes and less frequent dosing than the only currently approved GLP-2 for SBS-IF. Apraglutide is currently being evaluated in a global Phase 3 clinical trial called STARS for the treatment of patients with SBS-IF, and a global Phase 2 clinical trial called STARGAZE for the treatment of patients with gastrointestinal acute graft versus host disease (aGvHD). We also plan to evaluate apraglutide’s therapeutic potential in additional rare GI, liver and other conditions that could benefit from GLP-2 activation. Our pipeline includes a platform of first-in-class preclinical small molecule assets known as Comet for the treatment of rare inherited metabolic diseases (IMDs).
Our product candidate, apraglutide, is a next generation, long-acting, synthetic GLP-2 analog that is designed to increase nutrient absorption in the intestine and reduce the burden of parenteral support, or PS, thereby improving patient quality of life. Apraglutide has been rationally designed to have unique properties to address the known issues with native GLP-2 and teduglutide. In our preclinical studies and completed clinical trials, apraglutide has shown a significantly longer half-life and more consistent on-target drug exposure, potentially allowing for once-weekly dosing versus once-daily dosing for teduglutide, and enhanced trophic effects on the small intestine, when compared to other GLP-2 analogs. We believe that these properties have the potential to translate into increased pharmacological activity and improved patient adherence to treatment relative to other GLP-2 analogs, thereby allowing a subset of patients who currently receive PS to achieve enteral autonomy. In addition, we have designed a development strategy that will allow us to adapt the use of apraglutide to treat different SBS patient subtypes based on their GI anatomy.
We were founded in 2019 through a spin-off, or the Spin-off, of the GLP-2 analog apraglutide program, or the Apraglutide Business, from the rare-disease focused company Therachon Holding AG following its acquisition by Pfizer, for an upfront payment of $340 million and additional milestone payments of up to $470 million. To date, we have raised approximately $144 million in private financings from leading biotechnology investors. Our ordinary shares began trading on the Nasdaq Global Market on April 9, 2021 and we received aggregate gross proceeds from our initial public offering of approximately $154.1 million from leading biotechnology investors, including OrbiMed Advisors, Versant Ventures, Novo Holdings, Bpifrance, Cowen Healthcare Investments, Surveyor Capital (a Citadel company) and Eventide Asset Management.
Corporate Information
We are a Swiss stock corporation incorporated on May 22, 2019, in Switzerland. Our registered office in Switzerland is located at Aeschenvorstadt 36, 4051 Basel, Switzerland and the telephone number of our registered office is +41 61 551 30 30. Our agent for service of process in the United States is VectivBio US, Inc., 60 Broad St. Suite 3502, New York, New York 10004. Our website address is www.vectivbio.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this document solely as an inactive textual reference.
From our inception on May 22, 2019 until June 30, 2019, we were fully owned by Therachon Holding AG, or THAG, and together with its subsidiaries, the Parent Group. We were created for the purpose of spinning off the Apraglutide Business, following a corporate reorganization of the Parent Group in order to effectuate the separation. The separation, which has been considered as a reorganization under common control for the purpose of the preparation of the consolidated and carve-out financial statements, resulted in the transfer of certain assets (including 100% of the shares of GlyPharma (as defined below)), liabilities and contracts related to the Apraglutide Business at their historical book values from the Parent Group to VectivBio Holding AG and its subsidiaries prior to the spin-off date, which occurred on July 1, 2019. On July 1, 2019, THAG distributed by way of dividend in kind the shares of VectivBio Holding AG to the existing THAG shareholders, or the Spin-off, and VectivBio Holding AG and its subsidiaries began operating as a standalone entity.
On September 30, 2018, THAG, through its 100% owned subsidiary, Therachon AG, acquired 100% of the shares of GlyPharma Therapeutic Inc., or GlyPharma, from a third party. GlyPharma’s principal activity was to develop the Apraglutide Business. After the acquisition of GlyPharma, the Apraglutide Business was integrated into the Parent Group, with certain business functions carried out by multiple legal entities in the Parent Group. From September 30, 2018 until June 30, 2019, the Apraglutide Business was 100% owned by the Parent Group. During this period, the Apraglutide Business was managed from Switzerland, with operations in Canada.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•a requirement to have only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;
•an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•reduced disclosure obligations regarding executive compensation in our periodic reports and other filings and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.
We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2025; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.
The Securities That May Be Offered
We may offer or sell ordinary shares, debt securities, warrants and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Ordinary shares
We may offer our ordinary shares, nominal value CHF 0.05 per ordinary share, either alone or underlying other registered securities convertible into and/or exchangeable for our ordinary shares. Holders of our ordinary shares are entitled to receive dividends, if any, as may be approved from time to time by our general meeting of shareholders out of funds legally distributable for the payment of dividends. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of our ordinary shares is entitled to one vote per ordinary share. Pursuant to Swiss law, the holders of our ordinary shares have pre-emptive rights (Bezugsrechte) to subscribe for newly issued ordinary shares, unless such pre-emptive rights are withdrawn or limited by our general meeting of shareholders, or upon authorization by our general meeting of shareholders, our board of directors in certain circumstances.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into and/or exchangeable for ordinary shares.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of our ordinary shares or debt securities. We may offer warrants independently or together with other securities.
Units
We may offer units consisting of our ordinary shares, warrants or any combination of such securities. We may offer units independently or together with other securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

CAPITALIZATION
We intend to include information about our capitalization and indebtedness in the prospectus and applicable prospectus supplements.
OFFER STATISTICS AND EXPECTED TIMETABLE
We may offer ordinary shares, debt securities, warrants and units, in one or more offerings, with a total aggregate offering price of up to $200,000,000. The actual price per ordinary share of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
REASONS FOR THE OFFER AND USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for pipeline development, general corporate purposes and working capital. Accordingly, we will have significant discretion in the use of any net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
THE OFFER AND LISTING
Our ordinary shares are currently traded on the Nasdaq Global Market, or Nasdaq, under the symbol “VECT.” The ordinary shares began trading on Nasdaq on April 9, 2021.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following is a summary of the material terms of our share capital and current articles of association. Such summaries do not purport to be complete. For a more complete discussion, please refer to our articles of association, a copy of which can be accessed on our website www.vectivbio.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
The Company
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on May 22, 2019 with our registered office and domicile in Basel, Canton of Basel-City, Switzerland. Our registered office and head office is currently located at Aeschenvorstadt 36, 4051 Basel, Switzerland.
Share Capital
As of December 31, 2021, our share capital as registered with the commercial register of the Canton of Basel-Stadt, Switzerland, or the Commercial Register, amounted to CHF 1,831,785.65, divided into 36,635,713 ordinary shares with a nominal value of CHF 0.05 each.
Changes in our Share Capital
In this section, our share capital and the number and nominal value of shares are presented as of the date of the relevant transaction, without accounting for (i) the five-to-one reverse split of our registered shares effected on April 1, 2021, or (ii) the conversion of our preferred shares into ordinary shares immediately prior to the completion of the Public Offering.
As of the date of our incorporation, our share capital as registered in the Commercial Register amounted to CHF 471,153.56, divided into 47,115,356 ordinary shares with a nominal value of CHF 0.01 each. Since our incorporation, the events described below have changed the number and classes of our issued and outstanding share capital.
On September 9, 2019, our share capital as registered in the Commercial Register on September 10, 2019 was increased by CHF 13,600.00 through the issuance of 1,360,000 ordinary shares with a nominal value of CHF 0.01 each.
On December 10, 2019, our share capital as registered in the Commercial Register on December 17, 2019 was increased by CHF 4,500.00 through the issuance of 450,000 ordinary shares with a nominal value of CHF 0.01 each.
On February 5, 2020, our share capital as registered in the Commercial Register on February 12, 2020 was increased by CHF 21,850.00 through the issuance of 2,185,000 ordinary shares with a nominal value of CHF 0.01 each.
On September 11, 2020, our share capital as registered in the Commercial Register on September 21, 2020 was increased by CHF 707,037.23 through the issuance of 14,100,000 ordinary shares, 20,979,805 series A1 preferred shares and 35,623,918 series A2 preferred shares, in each case with a nominal value of CHF 0.01 each.
On September 29, 2020, our share capital as registered in the Commercial Register on October 19, 2020 was increased by CHF 121,642.66 through the issuance of 12,164,266 series A2 preferred shares with a nominal value of CHF 0.01 each.
In the five-to-one reverse split of all issued shares effected on April 1, 2021, 44 ordinary shares, 25 series A1 preferred shares and 46 series A2 preferred, each with a nominal value of CHF 0.01 per share, were issued by way of conversion of equity surplus into share capital to balance fractional shares, increasing our share capital by CHF 1.15, and (i) 65,210,400 ordinary shares, (ii) 20,979,830 series A1 preferred shares, and (iii) 47,788,230 series A2 preferred shares, each with a nominal value of CHF 0.01 per share, were consolidated into (i) 13,042,080 ordinary shares, (ii) 4,195,966 series A1 preferred shares and (iii) 9,557,646 series A2 preferred shares, each with a nominal value of CHF 0.05 per share.
On April 13, 2021, our share capital as registered in the Commercial Register on April 13, 2021 was increased by CHF 453,308.80 through the issuance of 9,066,176 ordinary shares with a nominal value of CHF 0.05 each.
On September 9, 2021, our share capital as registered in the Commercial Register on September 10, 2021 was increased by CHF 9,280.40 through the issuance of 185,608 ordinary shares with a nominal value of CHF 0.05 each.
On November 26, 2021, our share capital as registered in the Commercial Register on November 26, 2021 was increased by CHF 29,411.85 through the issuance of 588,237 ordinary shares with a nominal value of CHF 0.05 each.
Certain Important Provisions of our Articles of Association, Organizational Regulations and Swiss Law
The following is a summary of certain important provisions of our articles of association, organizational regulations and certain related provisions of Swiss law. Please note that this is only a summary and is not intended to be exhaustive. For a more complete discussion, please refer to our articles of association, organizational regulations and Swiss law.
On June 19, 2020, the Swiss Parliament approved legislation that will modernize certain aspects of Swiss corporate law. Most relevantly, the legislative reform addresses, among other topics, (i) the modernization and increased flexibility for a stock corporation’s capital base, (ii) corporate governance and executive compensation matters, (iii) the strengthening of shareholder rights and the protection of minorities, (iv) financial distress / restructuring measures and (v) certain socio-political topics (e.g., gender representation and disclosure requirements for companies active in the raw materials sector). Other than with respect to the new rules on gender representation and disclosure requirements for companies active in the raw materials sector, which, subject to transitional periods, entered into force on January 1, 2021, the effective date of the new legislation will be January, 2023 (with certain transitional periods as provided for therein). In light of these reforms, certain sub-sections discussed in more detail below will be subject to the changes and modifications pursuant to this new legislation.
Share Capital and Shares
Ordinary Capital Increase, Authorized and Conditional Share Capital
Under Swiss law, we may increase our share capital (Aktienkapital) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. Under our articles of association and Swiss law, in case of a subscription and increase against contributions in cash, a resolution passed by an absolute majority of the votes represented at the general meeting of shareholders is required. In case of a subscription and increase through the conversion of equity surplus, against contributions in kind or for purposes of an acquisition of assets, or the granting of special benefits, or when shareholders’ statutory pre-emptive rights are limited or withdrawn, a resolution passed by two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented is required.
Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented at such meeting, may empower the board of directors to issue shares of a specific aggregate nominal amount, in each case up to a maximum of 50% of the existing share capital as registered in the Commercial Register, in the form of:
•conditional capital (bedingtes Kapital) for the purpose of issuing shares (i) through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties in connection with bonds, notes, options warrants or other securities or contractual obligations of the Company or any of its group companies or (ii) through the issuance of rights to subscribe for new shares to members of the board of directors, members of the executive committee, employees, contractors or consultants of the Company or its group companies or other persons providing services to the Company or its group companies to subscribe for new shares; and/or
•authorized capital (genehmigtes Kapital) to be utilized by the board of directors, subject to our articles of association, within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.
Any subscription and direct or indirect acquisition of new shares either in connection with or under an ordinary capital increase, authorized or conditional share capital and any subsequent transfer of such shares are subject to certain transfer restrictions.
Pre-emptive Rights
Pursuant to the CO, shareholders have pre-emptive rights (Bezugsrechte) to subscribe for newly issued shares. With respect to conditional capital in connection with the issuance of conversion or option rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (Vorwegzeichnungsrechte) for the subscription of these instruments.
A resolution passed at a general meeting of shareholders by two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented at such meeting may withdraw or limit (in case of an ordinary capital increase) or authorize our board of directors to withdraw or limit the pre-emptive rights and/or advance subscription rights in certain circumstances.
If pre-emptive rights are granted, but not exercised, our board of directors may allocate such unexercised pre-emptive rights at its discretion.
With respect to our authorized share capital, our board of directors is authorized by our articles of association to withdraw or limit the pre-emptive rights of existing shareholders, and to allocate them to third parties, the Company or any of its group companies if:
•the issue price of the newly issued shares is determined by reference to the market price;
•the newly issued shares are used for raising capital in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the pre-emptive rights of existing shareholders;
•the newly issued shares are used for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;
•the newly issued shares are used for purposes of broadening our shareholder constituency in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;
•the newly issued shares are used for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);
•the newly issued shares are used for the participation of members of the board of directors, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;
•a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 18% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or

•the newly issued shares are used for the defense of an actual, threatened or potential takeover offer that the board of directors, upon consultation with an independent financial advisor retained by it, has not or will not recommend to the shareholders to accept on the basis that the board of directors does not find such takeover offer to be financially fair to the shareholders or to be in the Company’s interest.
The board of directors is entitled to permit, to restrict or to exclude the trading in pre-emptive rights. The board of directors may further permit the expiration of pre-emptive rights that have not been exercised, or it may place such rights or shares as to which pre-emptive rights have been granted, but not exercised, at market conditions or may use them otherwise in the interest of the Company.
Our Authorized Share Capital
Under our articles of association, our board of directors is authorized to increase the share capital at any time, including in connection with an intended takeover, until April 1, 2023, by a maximum aggregate amount of CHF 793,700.00 through the issuance of not more than 15,874,000 ordinary shares, which would have to be fully paid-in, with a nominal value of CHF 0.05 each.
Increases in partial amounts are permitted. Our board of directors has the power to determine the issue price, the type of contribution, the date of issue, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement.
Our board of directors is also authorized to withdraw or limit pre-emptive rights as described above. This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase the share capital lapses without having been used by the board of directors, the authorization to withdraw or limit the pre-emptive rights lapses simultaneously with such authorized capital.
Our Conditional Share Capital
Conditional Share Capital for Participation Programs
Our share capital may be increased by a maximum aggregate amount of CHF 381,506.25 through the issuance of up to 7,630,125 ordinary shares, which would have to be fully paid-in, with a nominal value of CHF 0.05 each, through the issuance of rights to subscribe for new shares to members of the board of directors, members of the executive committee, employees, contractors or consultants of the Company or one of its group companies, or other persons providing services to the Company or one of its group companies. Shares, options or subscription rights therefor shall be issued pursuant to one or more regulations to be issued by our board of directors, or to the extent delegated to it, our compensation committee, and in each case in accordance with our articles of association. Shares, options or subscription rights therefor may be issued at a price or with an exercise price lower than the market price. The pre-emptive rights and advance subscription rights of our shareholders are excluded in connection with the issuance of any shares, options or subscription rights therefor.
Conditional Share Capital for Financing, Acquisition and Other Purposes
In addition, our share capital may be increased, including in connection with an intended takeover, by a maximum aggregate amount of CHF 450,886.00 through the issuance of up to 9,017,720 ordinary shares, which would have to be fully paid-in, with a nominal value of CHF 0.05 each, through the exercise or mandatory exercise of conversion, exchange, option or warrant rights or rights for the subscription of shares or the triggering of conversion, exchange, purchase or similar obligations for the subscription of shares granted to, or imposed on, shareholders or third parties in connection with bonds, notes, options, warrants or other securities or contractual obligations by the Company or any of its group companies. The pre-emptive rights of shareholders are excluded upon conversion, exchange, exercise or the triggering of any of the aforementioned financial instruments in connection with the issuance of ordinary shares, and the then-current owners of such financial instruments are entitled or obligated to acquire the new ordinary shares upon conversion, exchange, exercise or the triggering of any financial instrument. The main conditions of such financial instruments are to be determined by our board of directors.

When issuing relevant financial instruments, our board of directors is authorized to limit or withdraw the advance subscription rights of shareholders to subscribe for the relevant financial instrument:
•if the issuance is for purposes of financing or refinancing, or the payment for, the acquisition of companies, parts of a company, participations, products, intellectual property rights, licenses or investments;
•if the issuance occurs in national or international capital markets or through a private placement;
•following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 18% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;
•for the defense of an actual, threatened or potential takeover offer that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended or will not recommend to the shareholders to accept on the basis that the board of directors has not found such takeover offer to be financially fair to the shareholders or to be in the Company’s interest; or
•if the financial instruments are issued at reasonable terms and conditions, in particular if (1) the financial instruments are issued or entered into at market conditions, (2) the conversion, exchange or exercise price of the financial instruments is set with reference to, and/or subject to change based upon, the valuation of the Company’s equity and/or market conditions, and (3) the financial instruments may be converted, exchanged, exercised or triggered during a maximum period of 10 years from the date of the relevant issuance or contract conclusion.
Uncertificated Securities
Our shares are uncertificated securities (Wertrechte, within the meaning of article 973c of the CO) and, when administered by a custodian (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities, or FISA), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with article 973c of the CO, we will maintain a non-public register of uncertificated securities (Wertrechtebuch). We may at any time without the approval of our shareholders and at our cost convert shares issued as uncertificated securities into another form (including global certificates) or convert shares issued in one form into another form. Following the entry in the share register, a shareholder may at any time request from us a written confirmation in respect of the shares held by such shareholder. Shareholders are not entitled, however, to request the printing and delivery of certificates or the conversion of the shares in one form into another form. We may print and deliver certificates for shares at any time.
General Meeting of Shareholders
Ordinary and Extraordinary General Meetings of Shareholders
The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held.
An annual ordinary general meeting of shareholders must be held annually within six months after the close of a corporation’s financial year. In our case, this means on or before June 30 of any calendar year. The annual general meeting of shareholders is convened by our board of directors or, if necessary, our auditors.
An extraordinary general meeting of shareholders may be called (1) by a resolution of the board of directors or by our auditors, in each case when deemed necessary, or by our liquidators or the representatives of bondholders, if any, (2) if so resolved by a general meeting of shareholders or (3) if shareholders who hold, alone or together, ordinary shares representing at least 10% of the share capital request such general meeting of shareholders in writing, indicating the matters to be discussed and the corresponding proposals and, in case of elections, the names of the nominated candidates, including the information required for a request for inclusion of an item on the agenda as set forth below (“—Agenda Requests”). Further, our board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our annual stand-alone statutory balance sheet, half of our share capital and reserves are no longer covered by our assets.

Powers
The following powers are vested exclusively in the general meeting of shareholders:
•adoption and amendment of the articles of association, including an amendment of the purpose or the relocation of the registered office;
•election and dismissal of the members of the board of directors, the chairperson of the board of directors, the members of the compensation committee, the independent proxy and the auditors;
•approval of the annual management report, the annual consolidated financial statements and the annual stand-alone statutory financial statements and decision on the allocation of profits shown on the balance sheet, in particular with regard to (interim) dividends and the repayment of the statutory capital reserves;
•approval of the compensation of the board of directors and of the executive committee pursuant to the articles of association;
•granting discharge from liability to the members of the board of directors and the persons entrusted with management; and
•passing of resolutions as to all matters reserved by law or under the articles of association to the general meeting of shareholders or that are submitted to the general meeting of shareholders by our board of directors subject to its non-transferable and inalienable powers and duties.
Voting and Quorum Requirements
Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of the votes represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.
Under Swiss corporate law or our articles of association, a resolution of the general meeting of shareholders passed by two-thirds of the votes represented at the meeting and the absolute majority of the nominal value of the shares represented at such meeting is required for:
•the amendment of the Company’s purpose;
•the creation of shares with privileged voting rights;
•the restriction on the transferability of shares and the cancellation of such a restriction;
•an authorized or conditional increase in share capital;
•an increase in share capital through the conversion of equity surplus, against contribution in kind or for purposes of an acquisition of assets, or the granting of special benefits;
•the limitation or withdrawal of pre-emptive rights;
•the relocation of the registered office of the Company;
•the dissolution of the Company;
•the dismissal of any member of the board of directors, of the chairperson of the board of directors or of any member of the compensation committee before the end of his or her term of office; and
•the amendment or repeal of the registration or voting restrictions, the provision setting a maximum board size, and the provision for indemnification of the members of the board of directors and the executive committee set forth in our articles of association.

The same voting requirements generally apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended, or the Swiss Merger Act (including a merger, demerger or conversion of a corporation); see “—Compulsory Acquisitions; Appraisal Rights.”
In accordance with Swiss law and generally accepted business practices, our articles of association do not provide for quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one third of the outstanding voting shares.
Notice
General meetings of shareholders must be convened by our board of directors at least twenty days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Shareholders of record may also be informed by ordinary mail, or, if legally permitted, by e-mail or on our website. The notice of a general meeting of shareholders must include the items on the agenda, the proposals of our board of directors and the shareholder(s) who requested that a general meeting of shareholders be held or an item be included on the agenda and, in case of elections, the names of the proposed candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required to put proposals to the meeting related to items already on the agenda or for debates of matters on which no resolution is to be taken.
Our annual report, the compensation report and the auditors’ reports must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the annual general meeting of shareholders.
Agenda Requests
Pursuant to Swiss law and our articles of association, shareholders who alone or together either (1) hold shares with an aggregate nominal value of at least CHF 1,000,000 or (2) represent at least 10% of the share capital may request that an item be included on the agenda for a general meeting of shareholders. To be timely, the shareholder’s request must be made at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:
•a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;
•the proposals regarding the agenda item;
•the name and address, as they appear in the share register, of the shareholder proposing such business;
•the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);
•the dates upon which the shareholder acquired such shares;
•any material interest of the proposing shareholder in the proposed business;
•a statement in support of the matter; and
•all other information required under the applicable laws and stock exchange rules.
In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Shareholder Proposals
Under Swiss statutory law and our articles of association, at any general meeting of shareholders any shareholder may put proposals to the meeting related to items already on the agenda. In addition, even if the proposal is not part of any agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special investigation where this is necessary for the proper exercise of shareholders’ rights.
Voting Rights
Subject to the voting rights limitation set forth in our articles of association, each of our shares entitles a holder to one vote. The shares are not divisible. We only accept one representative per share and the voting right and the rights associated therewith may only be exercised vis-à-vis us by a shareholder, usufructuary or nominee to the extent that such person is registered in the share register with voting rights at a cut-off date to be determined by our board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy (annually elected by the general meeting of shareholders), by their legal representative or by any other representative of their choice with authorization to act as proxy.
Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 18% of our issued share capital. Subject to Swiss law and our articles of association, no person or entity shall be registered in the share register as a shareholder with voting rights for, and no person or entity may directly or indirectly, formally, constructively or beneficially own, or otherwise control or direct, alone or together with third parties, voting rights (whether exercisable or not) with respect to, more than 18% of the share capital registered in the Commercial Register. Legal entities and partnerships or other groups of persons or joint owners who are interrelated to one another through capital ownership, voting rights, uniform management or otherwise linked as well as individuals, legal entities or partnerships who act in concert or otherwise act in a coordinated manner or acquire shares indirectly shall be treated as one single person. Specifically, if an individual or legal entity acquires ordinary shares and, as a result, directly or indirectly, has voting rights with respect to more than 18% of the share capital registered in the Commercial Register, the ordinary shares exceeding the limit of 18% shall be entered in the share register as shares without voting rights.
This restriction also applies to persons or entities who hold or acquire some or all of their shares through nominees, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company, New York, acting in its capacity as clearing nominee. Our board of directors may, in its own discretion, register persons who declare in the registration application that they hold the shares as nominees on behalf of third party beneficiaries in the share register as shareholders with voting rights. However, if shares are being held by a nominee for third party beneficiaries, which control or direct (alone or together with third parties) voting rights with respect to more than 18% of the share capital registered in the Commercial Register, our articles of association provide that our board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 18%. Furthermore, our articles of association contain provisions that allow our board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements and to impose or adjust such conditions, limitations and requirements once registered. However, any shareholders already being registered with, and/or having been allocated, more than 18% of the share capital registered in the Commercial Register prior to the registration with the Commercial Register of our amended and restated articles of association (if any) will remain or will be registered with voting rights for such shares. Furthermore, our board of directors may resolve not to apply, in part or in full, these restrictions or limits by way of exception for justified reasons with the majority vote of two-thirds of all its members.
Further, no shareholder may exercise, directly or indirectly, voting rights with respect to own or represented shares in excess of 18% of the share capital registered in the Commercial Register. This voting rights limitation applies equally to parties acting in concert. Our board of directors may resolve not to apply this voting rights limitation by way of exception for justified reasons with the majority vote of two-thirds of all its members. This voting rights limitation does not apply to the exercise of voting rights by shareholders or their proxies to the extent that their shares are validly registered with voting rights in the share register pursuant to our articles of association and they are still in compliance with our articles of association.

Dividends and Other Distributions
Our board of directors may propose to the general meeting of shareholders that a dividend or other distribution be paid but cannot itself authorize the dividend or distribution. Under Swiss law and our articles of association, dividend payments and other distributions require a resolution passed by an absolute majority of the votes represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend or distribution proposal of our board of directors conforms to Swiss statutory law and our articles of association.
Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous financial years (Bilanzgewinn), or if we have distributable reserves, each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law or the articles of association have been deducted. We may not be permitted to pay interim dividends out of profit of the current financial year.
Distributable reserves are generally booked either as voluntary “retained earnings” (freiwillige Gewinnreserven), as statutory “retained earnings” (gesetzliche Gewinnreserve), as statutory capital reserves (gesetzliche Kapitalreserve) or as reserves from capital contributions (Kapitaleinlagereserven). Under the CO, if our general reserves amount to less than 20% of our paid-in nominal share capital, then at least 5% of our annual net profit must be retained as general reserves (statutory “retained earnings”). The CO permits us to accrue additional general reserves. Further, we are required to present the amount of the purchase price of own shares repurchased (whether by us or a subsidiary) as a negative item in equity, or as reserves for own shares, respectively, in our annual stand-alone statutory balance sheet, and such amount may not be used for dividends or subsequent repurchases. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.
Distributions out of issued share capital (i.e., the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the votes represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the Commercial Register. Our share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is re-established by sufficient new fully paid-in share capital. Upon approval by the general meeting of shareholders of the capital reduction, our board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.
Our board of directors will determine the ex-dividend, record and payment dates. Dividends are usually due and payable shortly after the general meeting of shareholders has passed the resolution approving the payment, but shareholders may also resolve at the general meeting of shareholders to pay dividends in quarterly or other installments.
The decision to propose the payment of dividends or other distributions is a business decision that will be made by our board of directors from time to time based on our results of operations, financial position, capital requirements, contractual restrictions, business prospects, and such other considerations as our board of directors considers relevant.
Transfer of Shares
Shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules.
Voting rights may be exercised only after a shareholder has been entered in the share register with his or her full name, address and nationality or, in the case of legal entities, the company name and the registered office as a shareholder with voting rights. For a discussion of the restrictions applicable to the registration in the share register and the exercise of voting rights, see the section entitled “—Voting Rights”

Inspection of Books and Records
Under the CO, a shareholder has a right to inspect our share register with respect to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets.
Special Investigation
If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the competent court to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holding shares with an aggregate nominal value of at least CHF 2,000,000 may request, within three months after the general meeting of shareholders, that the competent court appoint a special examiner. The competent court will issue such an order if the petitioners can furnish prima facie evidence that our corporate bodies or any member thereof infringed the law or our articles of association and thereby caused damages to us or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.
Shareholders’ Rights to Bring Actions for the Benefit of the Company
According to the CO, an individual shareholder may bring an action, in its own name and for the benefit of the Company, against the Company’s directors, officers or liquidators for the recovery of any losses we have suffered as a result of the intentional or negligent breach by such directors, officers or liquidators of their duties.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, conversion of a corporation and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented at such meeting.
If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.
Swiss corporations may be acquired by an acquirer through the direct acquisition of shares. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if 90% of the shareholders of the transferring company who are entitled to vote give their consent. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation).
For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are not adequate, a shareholder may request the competent court to determine an adequate amount of compensation. Shareholders who consider their equity rights not to have been adequately preserved or the compensation received or to be received to be inadequate are entitled to exercise appraisal rights in accordance with the Swiss Merger Act by filing a suit against the surviving corporation with the competent Swiss civil court at the registered office of the surviving corporation or of the transferring corporation. The suit must be filed within two months after the merger or demerger resolution has been published in the Swiss Official Gazette of Commerce. If such a suit is filed, the court must assess whether the equity rights have been adequately preserved or the compensation paid or to be paid to the shareholders is adequate compensation and, should the court consider it to be inadequate, determine any additional adequate compensation. A decision issued by a competent court in this respect can be acted upon by any person who has the same legal status as the claimant. The filing of an appraisal suit will not prevent completion of the merger or demerger.
In addition, under Swiss law, the sale of all or substantially all of our assets may be construed as a de facto dissolution of the Company, and consequently require the approval of two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented at such meeting. Whether a shareholder resolution is required depends on the particular transaction, and the following circumstances are generally deemed relevant in this respect:
•a core part of the company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;
•the company’s assets, after the divestment, are not invested in accordance with the company’s business purpose set forth in its articles of association; and
•the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to the company’s shareholders or for financial investments unrelated to the company’s business.
Board of Directors
Number of Directors; Election
Our articles of association provide that our board of directors shall consist of a minimum of three members and a maximum of nine members.
The members of our board of directors and the chairperson are elected annually by the general meeting of shareholders for a term of office until completion of the next annual general meeting of shareholders and are eligible for re-election. Each member of our board of directors must be elected individually.
Powers
Our board of directors has the following non-transferable and inalienable powers and duties:
•the ultimate management of the Company and the issuance of necessary instructions;
•the determination of the organization of the Company;
•the structuring of the accounting system, of the financial controls and of the financial planning;
•the appointment and dismissal of the persons entrusted with management and representation of the Company, and issuance of rules on the signature authority;
•the ultimate supervision of the persons entrusted with management of the Company, in particular in view of compliance with the law, the articles of association, regulations and directives;
•the preparation of the annual report and the compensation report;
•the preparation of the general meetings of shareholders and the implementation of its resolutions;
•the adoption of resolutions on the increase of the share capital to the extent that such power is vested in the board of directors, the ascertainment of capital increases, the report on the capital increase, and the respective amendments to the articles of association (including deletions);
•the non-transferable and inalienable powers and duties of the board of directors pursuant to the Swiss Merger Act;
•the submission of an application for debt-restructuring moratorium and the notification of the court if liabilities exceed assets; and

•other powers and duties reserved to the board of directors by law or the articles of association.
The board of directors may, while retaining such non-transferable and inalienable powers and duties, delegate some of its powers, in particular the executive management of the Company, in whole or in part to one or several of its members, to committees or to third parties (such as executive officers) who need not be members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation must be set forth in the organizational regulations issued by the board of directors. The organizational regulations may also contain other procedural rules such as quorum requirements. Our board of directors has delegated the executive management of the Company to our chief executive officer.
Indemnification of Directors and Executive Management
Under Swiss law, subject to certain limitations, a corporation may indemnify and hold harmless directors and other persons entrusted with its management out of the assets of the corporation from and against actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted, in connection with the execution of their statutory duties, provided that such indemnity (if any) shall not extend to any matter in which any of said persons is found to have committed an intentional or grossly negligent breach of his or her duties. Our articles of association contain provisions governing the indemnification of the members of our board of directors and of our executive committee and the advancing of related defense costs to the extent not included in insurance coverage or paid by third parties. In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer.
We have entered into indemnification agreements with each of the members of our board of directors and of our executive committee.
Conflict of Interest; Management Transactions
Swiss law does not have a specific provision regarding conflicts of interest. However, the CO requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participating in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations.
Under Swiss law, directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and in certain circumstances our creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of our shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder, director or associated person acted in bad faith.
If in connection with the entering into a contract (except relating to daily business matters for a value of up to CHF 1,000) we are represented by the person with whom we are entering into the contract with, such contract must be in writing.
Our Code of Conduct and organizational regulations also cover a broad range of matters, including the handling of conflicts of interest.
Principles of the Compensation of the Board of Directors and Executive Committee
The Company is subject to the Compensation Ordinance.
Say on pay
The Compensation Ordinance requires a “say on pay” approval mechanism for the compensation of the board of directors and the executive committee pursuant to which the shareholders must vote on the compensation of the board of directors and the executive committee on an annual basis commencing with our first annual general meeting of shareholders following the Public Offering to be held in 2022. In accordance with these requirements, our articles of association provide that the general meeting of shareholders must, each year, approve separately the proposals of the board of directors regarding the aggregate amounts of:
(a)the maximum compensation of the board of directors until completion of the next annual general meeting of shareholders; and
(b)the maximum compensation of the executive committee for the following financial year.
The board of directors may submit for approval by the general meeting of shareholders deviating or additional proposals relating to the same or different periods.
If the general meeting of shareholders does not approve the proposed amount of compensation, the board of directors prepares a new proposal, taking into account all relevant factors, and submits such new proposal for the approval at the same general meeting of shareholders, a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.
If the maximum aggregate amount of compensation of the executive committee already approved by the general meeting of shareholders is not sufficient to also cover the compensation of one or more persons who become a member of or are being promoted within the executive committee after the general meeting of shareholders has approved the compensation of the executive committee for the relevant period, each such person may per each compensation period be paid up to 100% of the aggregate amount of maximum compensation of the executive committee last approved by the general meeting of shareholders (supplementary amount).
Compensation principles in our articles of association
The Compensation Ordinance requires us to define the principles for the determination of the compensation of the board of directors and the executive committee in our articles of association. According to our articles of association, the compensation of the non-executive directors consists of fixed compensation elements and may comprise further compensation elements. The compensation of executive directors and members of the executive committee comprises fixed and variable compensation elements. Fixed compensation comprises the base salary and may consist of other compensation elements. Variable compensation may take into account the achievement of specific performance targets. The total compensation shall take into account the position and level of responsibility of the recipient. Compensation may be paid in the form of cash, shares, options or other share-based instruments or units, or in the form of other types of benefits. Our board of directors or, to the extent delegated to it, the compensation committee determines grant, vesting, exercise, restriction and/or forfeiture conditions and periods and may provide for continuation, acceleration or removal of vesting, exercise, restriction and/or forfeiture conditions and periods, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case for pre-determined events such as a change of control or termination of an employment or mandate agreement.
Our articles of association permit us or our subsidiaries to grant loans or credits to our directors and executive officers at market conditions whereby the total amount of such loans and credits may not exceed CHF 5 million.
Prohibited forms of compensation
The Compensation Ordinance prohibits certain types of compensation arrangements with members of a listed Swiss corporation’s board of directors and executive committee. In particular, the Compensation Ordinance prohibits severance payments in any form. Notice periods in employment agreements exceeding one year and employment agreements for a fixed term of more than one year are deemed to be prohibited severance payments. Post-employment non-compete covenants and consultancy agreements are not subject to the Compensation Ordinance’s severance pay prohibition, unless they are deemed to be disguised severance payments based on their terms. The Compensation Ordinance also restricts certain forms of advance compensation payments. Replacement awards compensating benefits and other entitlements that executive officers forfeit from their previous employers are permissible, whereas genuine and unconditional prepayments of salary (i.e., if the contractual salary is paid in advance without being subject to conditions) are not permitted. The Compensation Ordinance also prohibits certain types of transaction bonuses and certain other types of compensation and benefits not expressly provided for by a company’s articles of association.
Compensation disclosure
The Compensation Ordinance requires the board of directors to prepare an annual audited compensation report disclosing the compensation directly or indirectly awarded to members of the board of directors and the executive committee (and, to the extent not in line with market standards, to former members of and parties related to these bodies) for the past financial year. The compensation awarded to the board of directors has to be disclosed both on an aggregate basis as well as individually on a named basis for each director. The compensation awarded to the executive committee has to be disclosed on an aggregate basis; in addition, the compensation of the highest paid member of the executive committee needs to be disclosed individually on a named basis. In case the company pays compensation out of the supplementary amount as described above, such compensation has to be disclosed on an aggregate basis as well as individually on a named basis. In addition, we have to disclose the shares and other equity-linked positions held by members of the board of directors and of the executive committee or persons closely related to them in the notes to our annual financial statements.
Our articles of association provide that if the variable compensation of the executive committee is submitted to the annual general meeting of shareholders for approval for the following financial year, the compensation report for the relevant financial year is subsequently submitted to the annual general meeting of shareholders for an advisory vote.
Criminal provisions
Directors or members of the executive committee who pay or receive certain impermissible forms of compensation and thereby act against their “better knowledge” (wider besseres Wissen) are subject to criminal liability (imprisonment and monetary penalty). Directors who do not comply with certain other provisions of the Compensation Ordinance against their “better knowledge” are also subject to criminal liability (imprisonment and/or a monetary penalty).
Borrowing Powers
Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.
Repurchases of Shares and Purchases of Own Shares
The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that we have freely distributable reserves in the amount of the purchase price. Further, the aggregate nominal value of all shares held by us must not exceed 10% of our share capital. Pursuant to the CO, where shares are acquired in connection with a transfer restriction set out in our articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years. We must present the acquired shares on our stand-alone statutory balance sheet as a negative item in our equity.
Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends, pre-emptive rights in the case of share capital increases and advance subscription rights.
In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to, among other things, meet our obligations under our equity incentive plans, to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares, or for purposes of cancellation.

Notification and Disclosure of Substantial Share Interests
The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act, do not apply to us since our shares are not listed on a Swiss stock exchange.
Pursuant to article 663c of the CO, a Swiss corporation whose shares are listed on a stock exchange must disclose its significant shareholders and their shareholdings in the notes to its annual stand-alone statutory financial statements to the extent this information is known or ought to be known to it. Significant shareholders are defined as shareholders and groups of shareholders acting in concert who hold more than 5% of all voting rights.
Mandatory Bid Rules
The obligation of any person or group of persons that acquires more than one third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the Financial Market Infrastructure Act does not apply to us since our shares are not listed on a Swiss stock exchange.
Limitation of Liability and Indemnification
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar of Shares
Our share register will initially be kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only holders of record of our ordinary shares, usufructuaries therein and/or nominees subject to the limitations set forth in article 5 of our articles of association (see for more details the section of our Annual Report entitled “Item 10.B. Memorandum and articles of association — Voting Rights”). Swiss law does not recognize fractional share interests.
Listing
Our ordinary shares are listed on The Nasdaq Global Market under the symbol “VECT.”

DESCRIPTION OF DEBT SECURITIES
The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into and/or exchangeable for other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.
We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.
Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:
•classification as senior or subordinated debt securities;
•ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
•the designation, aggregate principal amount and authorized denominations;
•the date or dates on which the principal of the debt securities may be payable;
•the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;
•the place or places where the principal and interest shall be payable;
•our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;
•our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;
•if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•whether the debt securities will be issued in the form of global securities;
•the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•provisions, if any, for the defeasance of the debt securities;
•any material U.S. federal income tax consequences; and
•other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.
Senior Debt
We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.
Subordinated Debt
We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•subject to Swiss law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;
•(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and
•the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.
Authentication and Delivery
We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.
Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:
(1)default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;
(3)default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;
(4)the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or
(5)any other Events of Default that may be set forth in the applicable prospectus supplement.
If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.
The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
Satisfaction, Discharge and Defeasance
We may discharge our obligations under each indenture, except as to:
•the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•the rights of holders of the debt securities to receive payments of principal and interest;
•the rights, obligations and immunities of the trustee; and
•the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);
when:
•either:
•all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or
•all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;
•we have paid or caused to be paid all other sums then due and payable under such indenture; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.
In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series, or legal defeasance, or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series, or covenant defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).
In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
•money in an amount;
•U.S. government obligations; or
•a combination of money and U.S. government obligations,
in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;
•we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;
•no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:
•the terms of the units and of the ordinary shares, debt securities and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•any material provisions of the governing unit agreement that differ from those described above.
The provisions described in this section, as well as those described under “Description of Share Capital and Articles of Association,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.”

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY
Transfer of Shares and Transfer Restrictions
So long as shares are intermediated securities (Bucheffekten within the meaning of the Swiss Federal Act on Intermediated Securities, or FISA) based on uncertificated securities (Wertrechte) entered into the main register of a custodian, as is the case with our ordinary shares, (i) any transfer of shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) no shares can be transferred by way of assignment, and (iii) a security interest in any shares cannot be granted by way of assignment.
The Company maintains its share register, or the Share Register, through Computershare Trust Company, N.A. and enters the full name, address and nationality (in the case of legal entities, the company name and registered office) of the shareholders (including nominees) and usufructuaries therein. A person entered in the Share Register must notify the share registrar of any change in address. Until such notification occurs, all written communication from us to persons entered in the Share Register is deemed to have been validly made if sent to the relevant address recorded in the Share Register.
Any person who acquires shares may submit an application to us requesting that we enter such person in the Share Register as a shareholder with voting rights, provided such person expressly declares to us that he, she or it has acquired and holds such shares in his, her or its own name and for his, her or its own account and to fulfill any other statutory requirements.
Subject to Swiss law and our articles of association, no person or entity shall be registered in the Share Register as a shareholder with voting rights for, and no person or entity may directly or indirectly, formally, constructively or beneficially own, or otherwise control or direct, alone or together with third parties, voting rights (whether exercisable or not) with respect to, more than 18% of the share capital registered in the commercial register of the Canton of Basel-City, Switzerland, or the Commercial Register. This restriction also applies to persons or entities who hold or acquire some or all of their shares through nominees, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company, New York, acting in its capacity as clearing nominee. Our board of directors may, in its own discretion, register persons who declare in the registration application that they hold the shares as nominees on behalf of third party beneficiaries in the Share Register as shareholders with voting rights. However, if shares are being held by a nominee for third party beneficiaries, who own or otherwise control or direct, alone or together with third parties, voting rights with respect to more than 18% of the share capital registered in the Commercial Register, our articles of association provide that our board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 18%. Furthermore, our articles of association contain provisions that allow our board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements and to impose or adjust such conditions, limitations and requirements once registered. However, any shareholders already being registered with, and/or having been allocated, more than 18% of the share capital registered in the Commercial Register prior to or on April 13, 2021 (if any) will remain or will be registered with voting rights for such shares. Furthermore, our board of directors may resolve not to apply, in part or in full, these restrictions by way of exception for justified reasons with the majority vote of two-thirds of all its members. See for more details the section of our Annual Report, incorporated by reference herein, entitled “Certain Important Provisions of our Articles of Association, Organizational Regulations and Swiss Law – Voting Rights.”
The board of directors may, after having heard the concerned shareholder of record or nominee, cancel entries in the Share Register that were based on false or misleading information or if such information becomes untrue or misleading with retroactive effect to the date of the entry. The party affected must be promptly informed of the cancellation.
Any acquirer of shares who is not registered in the Share Register as a shareholder with voting rights may not vote at or participate in any of our general meetings of shareholders, but will still be entitled to dividends and other rights with financial value with respect to such shares.

Ownership of Shares by Non-Swiss Residents
Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our articles of association on the right of non-Swiss residents or nationals to own ordinary shares or to exercise voting rights attached to the ordinary shares.
Foreign Investment and Exchange Control Regulations in Switzerland
Other than in connection with government sanctions imposed on certain persons from, in or related to the Republic of Iraq, the Islamic Republic of Iran, Central African Republic, Yemen, Lebanon, Libya, Sudan, the Republic of South Sudan, the Republic of Mali, Burundi, the Democratic Republic of Congo, Myanmar (Burma), Somalia, Syria, Guinea, Guinea-Bissau, Zimbabwe, Belarus, the Democratic People’s Republic of Korea (North Korea), Venezuela, Nicaragua, persons and organizations with connections to Osama bin Laden, the “Al-Qaeda” group or the Taliban, certain persons in connection with the assassination of Rafik Hariri as well as measures to prevent the circumvention of international sanctions in connection with the situation in Ukraine, there are currently no governmental laws, decrees or regulations in Switzerland that restrict the export or import of capital, including, but not limited to, Swiss foreign exchange controls on the payment of dividends, interest or liquidation proceeds, if any, to non-resident holders of shares.
Pre-emptive Rights and Advance Subscription Rights
Under Swiss law, any share issue, whether for cash or non-cash consideration, is subject to the prior approval of the shareholders at a general meeting of shareholders. Shareholders have certain pre-emptive rights (Bezugsrechte) to subscribe for new issues of shares and advance subscription rights (Vorwegzeichnungsrechte) to subscribe for convertible or warrant-bearing bonds or other financial market instruments in proportion to the nominal amount of shares held. A resolution adopted at a general meeting of shareholders by a majority of at least two-thirds of the votes and the absolute majority of the nominal share capital each as represented at such a meeting, may limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. Under our articles of association, our board of directors is authorized to limit or withdraw pre-emptive rights and advance subscription rights based on the authorized share capital and the conditional share capital in certain circumstances. See for more details the sections of our Annual Report, incorporated by reference herein, entitled “Certain Important Provisions of our Articles of Association, Organizational Regulations and Swiss Law – Pre-emptive Rights,” “Certain Important Provisions of our Articles of Association, Organizational Regulations and Swiss Law – Our Authorized Share Capital” and “Certain Important Provisions of our Articles of Association, Organizational Regulations and Swiss Law – Our Conditional Share Capital.”

PLAN OF DISTRIBUTION
We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•in block transactions;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents; or
•through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions;
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

TAXATION
The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus or applicable prospectus supplement pertaining to those securities.

EXPENSES OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC registration fee	$18,540
FINRA filing fee	30,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)
___________________
(1)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at the time.

LEGAL MATTERS
The validity of the securities offered hereby on behalf of VectivBio Holding AG and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young AG, independent registered public accounting firm, has audited our consolidated and carve-out financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young AG's report, given on their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
The Company is a corporation organized and incorporated under the laws of Switzerland with registered office and domicile in Basel, Switzerland, and the majority of our assets are located within Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, investors may not be able to effect service of process within the United States upon us or upon such persons, or to enforce judgments obtained against us or such persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.
There is doubt that a lawsuit based upon United States federal or state securities laws could be brought in an original action in Switzerland and that a judgment of a U.S. court based upon United States securities laws would be enforced in Switzerland.
The United States and Switzerland currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, may not be enforceable in Switzerland.
However, if a person has obtained a final and conclusive judgment rendered by a U.S. court which is enforceable in the United States and files a claim with the competent Swiss court, such final judgment by a U.S. court may be recognized in Switzerland in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the Swiss Federal Act on International Private Law (Bundesgesetz über das internationale Privatrecht) and the Swiss Federal Act on Civil Procedure (Schweizerische Zivilprozessordnung) and, in certain circumstances, the Swiss Federal Act on Debt Collection and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs). In such an action, a Swiss court generally would not reinvestigate the merits of the original matter decided by a U.S. court. The recognition and enforcement of a U.S. judgment by a Swiss court would be conditional upon a number of conditions including those set out in articles 25 et seqq. of the Swiss Federal Act on International Private Law, which include, among others:
•the U.S. court having had jurisdiction over the original proceedings from a Swiss perspective;
•the judgment of such U.S. court being final and non-appealable under U.S. federal or state law;
•service of process to the defendant having been completed in accordance with the relevant legal requirements at the defendant’s domicile or permanent residence (including requirements resulting from applicable international treaties), or the defendant having unconditionally participated in the foreign proceedings;
•the original proceeding not having been conducted under a violation of material principles of Swiss civil proceedings law, in particular the right to be heard;
•the matter (Verfahren) between the same parties and on the same subject resulting in the judgment of the U.S. court not having been (i) commenced or decided by a Swiss court, provided that such Swiss matter was pending before a Swiss court prior to the U.S. court entered its proceedings or decided by a Swiss court before the decision of the U.S. court, or (ii) decided by a court in a third country, provided such third country matter was decided prior to the decision of the U.S. court and such third country matter is recognizable in Switzerland;
•the enforcement of the judgment by the U.S. court not being manifestly incompatible with Swiss public policy (schweizerischer Ordre public); and
•from a Swiss law perspective, such foreign procedure does not formally or functionally qualify as an insolvency-related, administrative or criminal procedure.
Moreover, a Swiss court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in Switzerland are solely governed by Swiss procedural law. In addition, enforcement of a claim or judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and any foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.
Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy (schweizerischer Ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Swiss civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swiss law. Rather, Swiss civil procedure provides for the possibility for judicial pre-trial proceedings concerning the precautionary production of evidence (vorsorgliche Beweisführung) only in certain circumstances and under certain conditions. In addition, during the main proceedings, a Swiss court would decide upon the claims for which evidence is required from the parties and the related burden of proof.
Our agent for service of process in the United States is VectivBio US, Inc., 60 Broad St. Suite 3502, New York, New York 10004.

WHERE YOU CAN FIND MORE INFORMATION
We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.vectivbio.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 7, 2022; and
•our Report on Form 6-K furnished with the SEC on March 30, 2022 and our Report on Form 6-K/A furnished with the SEC on April 7, 2022.
•The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on April 6, 2021, including any amendments or reports filed for the purpose of updating the description.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.vectivbio.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

VectivBio Holding AG
Aeschenvorstadt 36
4051 Basel, Switzerland
Attn: Investor Relations
+41 61 551 30 30

VectivBio Holding AG
5,715,000 Ordinary Shares
Prospectus Supplement
Joint Book-Running Managers

SVB Securities	Piper Sandler
Co-Manager
LifeSci Capital
     June 14, 2022